Exhibit 99.1

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Sarah Spitz
832-444-7151
Sarah.Spitz@sunpower.com

SunPower Reports Strong Fourth Quarter and Fiscal Year 2020 Results

•Residential demand drives Q4 growth, C&I installs up 65% sequentially
•Exceeded GAAP Net Income and Adjusted EBITDA guidance; positive operating cash generation
•Strong momentum entering 2021 with advancements in storage and software

SAN JOSE, Calif., Feb. 17, 2021 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced financial results for its fourth quarter and fiscal year ended January 3, 2021.

“2020 was a transformational year for SunPower: we successfully completed the spin-off of Maxeon, significantly improved our financial performance and rapidly shifted our sales strategy to meet increasing U.S. demand as consumers and businesses look to generate and store their own energy. Entering 2021, we are continuing to focus our efforts and investment on those markets that offer us strong growth potential — storage and energy services” said Tom Werner, SunPower CEO and chairman of the board. “We also finished the year with strong execution as we exceeded our GAAP net income and Adjusted EBITDA guidance, expanded our margins, strengthened our balance sheet and generated positive cash flow. Looking forward, with favorable industry tailwinds, increasing demand for our innovative solar solutions and further investment to significantly expand our solar and storage addressable market, we believe we are well positioned to accelerate our growth through 2022 and beyond.”

Fourth Quarter Company Highlights
•Strong sequential revenue / margin growth – met or exceeded guidance, $412 million net income, $39 million Adjusted EBITDA
•Further delevered balance sheet – successful convert tender, achieved net debt target ahead of plan

Residential and Light Commercial (RLC)
•Residential strength – 24% gross margin, $36 million Adjusted EBITDA
•Added 13,000 customers, achieved record new homes backlog, rapidly ramping SunVault storage deployments
•Expanded sales channels to increase market access and profitability – continued investment in software and energy services platform, digital and direct sales channel

Commercial and Industrial Solutions (C&I Solutions)
•Strong execution - MW recognized up >65% sequentially, 18% gross margin, $8 million Adjusted EBITDA
•Helix storage – >30% sales attach rate in 2020, backlog of >50MWh, pipeline >750MWh
•Community Solar platform pipeline >90MW

($ Millions, except percentages and per-share data)	4th Quarter 2020	3rd Quarter 2020	4th Quarter 2019	Fiscal Year 2020	Fiscal Year 2019
GAAP revenue	$341.8	$274.8	$401.6	$1,124.8	$1,092.2
GAAP gross margin from continuing operations	22.0%	13.5%	21.4%	14.9%	15.0%
GAAP net income from continuing operations	$412.5	$109.5	$47.4	$599.4	$206.8
GAAP net income (loss) from continuing operations per diluted share	$2.08	$0.57	$0.29	$3.11	$1.31
Non-GAAP revenue[1]	$341.8	$274.8	$404.8	$1,130.0	$1,220.1
Non-GAAP gross margin[1]	22.3%	14.0%	22.5%	15.7%	15.4%
Non-GAAP net (loss) income[1]	$26.6	$(6.5)	$36.4	$(12.3)	$(18.4)
Non-GAAP net (loss) income from continuing operations per diluted share[1]	$0.14	$(0.04)	$0.23	$(0.07)	$(0.13)
Adjusted EBITDA[1]	$38.6	$8.6	$56.8	$40.1	$58.9
MW Recognized	153	108	188	483	510
Cash[2]	$232.8	$324.7	$302.0	$232.8	$302.0
Information presented above is for continuing operations only, and excludes results of Maxeon for all periods presented.

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below
2Includes cash, and cash equivalents, excluding restricted cash

RLC
In the fourth quarter, RLC MW recognized increased by 35 percent sequentially due to strong demand across its retrofit, new homes and light commercial businesses. In residential, the company added more than 13,000 new customers, bringing its total installed base to more than 350,000. Gross margin for the quarter was 24%, driven by improved pricing, increasingly better financing economics and a continued mix shift to higher margin loan and lease sales as customers take advantage of SunPower’s new, lower cost financing options. Also, customer demand for resiliency and energy management capabilities continues to drive significant interest in the company’s SunVault residential solar plus storage solution as attach rates exceeded 20% in the fourth quarter. Given this strong demand, the company expects SunVault revenue of $100 million in 2021 and remains very confident in its battery supply chain to meet its forecasts. Finally, the company expanded its leadership in new homes with record backlog in the quarter as its current backlog now exceeds 180 MW with an additional 10 communities booked in the first month of year. As a result of these positive trends, continued investment in its digital and product strategy, as well as its initiatives to expand its addressable market through new sales channels, SunPower expects to see more than 40 percent annual revenue growth in its RLC segment through at least 2022.

C&I Solutions
The company’s C&I Solutions business also performed well in the fourth quarter, maintaining its leading market position as installs rose more than 65 percent sequentially. Solid financial performance was primarily driven by gross margin expansion and strong execution on cost control programs. Demand for the company’s Helix® storage solution also remains high as the company installed 18 MWh during the year as well as signing its first contracts associated with the California ESGIP storage program in the fourth quarter. Additionally, the company continued to expand its community solar pipeline to more than 90MW during the quarter. With a combined backlog and pipeline of more than 800 MWh and sales attach rates of 30%, the company believes C&I is well positioned to capitalize on the increased demand for its commercial storage and services solutions.

Consolidated Financials
“We were pleased with our execution and financial results for the quarter while continuing to aggressively invest in a number of strategic initiatives to rapidly expand our addressable market, including in our storage, digital and services platforms” said Manavendra Sial, SunPower chief financial officer. “We successfully completed our tender offer for our 2021 convertible bonds and our business units generated cash, enabling us to achieve our net debt target ahead of our analyst day forecast. Finally, we continued to make progress on lowering our cost of capital in both our residential loan and lease offerings, driving margin improvement as well as allowing us to maximize customer value.”

Fourth quarter of fiscal year 2020 non-GAAP results exclude net adjustments that, in the aggregate, increased GAAP income by $385.9 million, including $416.5 million related to a mark-to-market gain on equity investments. This was partially offset by $18.7 for income taxes, $6.2 million related to stock-based compensation expense, $3.7 million related to litigation expenses and $2.0 million related to business reorganization costs and other non-recurring items.

Financial Outlook
The company’s first quarter and fiscal year 2021 guidance is as follows:

First quarter GAAP revenue of $270 to $330 million, GAAP net loss of $20 million to $10 million, MW recognized of 115 MW to 145 MW and Adjusted EBITDA in the range of $10 to $20 million.

For fiscal year 2021, given the confidence it has in its business coming into the year, the company expects to meet or exceed its 2021 guidance provided at its Capital Markets Day including revenue growth of approximately 35% and MW recognized growth of approximately 25%.

Given strong industry tailwinds, continued federal policy support as well increased demand for its residential and commercial storage solutions, the company expects 2022 Adjusted EBITDA growth of more than 40%.

The company will host a conference call for investors this afternoon to discuss its fourth quarter 2020 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at
https://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its fourth quarter 2020 performance on the Events and Presentations section of SunPower’s Investor Relations page at https://investors.sunpower.com/events.cfm.

About SunPower
Headquartered in California’s Silicon Valley, SunPower (NASDAQ:SPWR) is a leading Distributed Generation Storage and Energy Services provider in North America. SunPower offers the only solar + storage solution designed by one company that gives customers complete control over energy consumption, delivering grid independence, resiliency during power outages and cost savings to homeowners, businesses, governments, schools and utilities. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our plans and expectations for our products, including anticipated demand and impacts on our market position and our ability to meet our targets and goals; (b) the anticipated financial impacts of our new residential leasing facility and expectations for demand, capacity and timing of full utilization; (c) expectations regarding our future performance based on bookings, backlog, and pipelines in our sales channels; (d) our expectations regarding our industry and market factors, including market and industry trends, and anticipated demand and volume; (e) the expected performance of our business lines, including confidence in 2021 forecasts, areas of focus, and new product cycles, as well as projected growth and attach rates; (f) our first quarter fiscal 2021 guidance, including GAAP revenue, net income, MW recognized, and Adjusted EBITDA, and related assumptions; and (g) our fiscal 2021 guidance, including GAAP revenue, net income, MW recognized, and Adjusted EBITDA and related assumptions; and (h) our expectations for 2022 Adjusted EBITDA growth and related assumptions.

These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the Covid-19 pandemic; (2) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (3) regulatory changes and the availability of economic incentives promoting use of solar energy; (4) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (5) changes in public policy, including the imposition and applicability of tariffs; (6) our dependence on sole- or limited-source supply relationships, including our exclusive supply relationship with Maxeon Solar Technologies; (7) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (8) challenges managing our acquisitions, joint ventures and partnerships, including our ability to successfully manage acquired assets and supplier relationships; and (9) challenges in executing transactions key to our strategic plans, including regulatory and other challenges that may arise. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2020 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, HELIX, SUNVAULT, ONEROOF and THE POWER OF ONE are trademarks or registered trademarks of SunPower Corporation in the U.S.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 3, 2021	December 29, 2019
Assets
Current assets:
Cash and cash equivalents	232,765	$301,999
Restricted cash and cash equivalents, current portion	5,518	26,348
Accounts receivable, net	108,864	127,878
Contract assets	114,506	99,426
Inventories	210,582	163,405
Advances to suppliers, current portion	2,814	31,843
Project assets - plants and land, current portion	21,015	12,650
Prepaid expenses and other current assets	94,251	86,755
Current assets of discontinued operations	—	530,627
Total current assets	790,315	1,380,931

Restricted cash and cash equivalents, net of current portion	8,521	9,354
Property, plant and equipment, net	46,766	55,860
Operating lease right-of-use assets	54,070	40,699
Solar power systems leased, net	50,401	54,338
Other intangible assets, net	697	7,121
Other long-term assets	695,712	277,805
Long-term assets of discontinued operations	—	345,813
Total assets	$1,646,482	$2,171,921

Liabilities and Equity
Current liabilities:
Accounts payable	$166,066	$207,062
Accrued liabilities	121,915	116,276
Operating lease liabilities, current portion	9,736	7,559
Contract liabilities, current portion	72,424	91,345
Short-term debt	97,059	44,473
Convertible debt, current portion	62,531	—
Current liabilities of discontinued operations	—	431,694
Total current liabilities	529,731	898,409

Long-term debt	56,447	112,340
Convertible debt	422,443	820,259
Operating lease liabilities, net of current portion	43,608	36,657
Contract liabilities, net of current portion	30,170	31,922
Other long-term liabilities	157,597	157,774
Long-term liabilities of discontinued operations	—	93,061
Total liabilities	1,239,996	2,150,422

Equity:

Preferred stock	—	—
Common stock	170	168
Additional paid-in capital	2,685,920	2,661,819
Accumulated deficit	(2,085,246)	(2,449,679)
Accumulated other comprehensive income (loss)	8,799	(9,512)
Treasury stock, at cost	(205,476)	(192,633)
Total stockholders' equity	404,167	10,163
Noncontrolling interests in subsidiaries	2,319	11,336
Total equity	406,486	21,499
Total liabilities and equity	$1,646,482	$2,171,921

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
Revenue:
Solar power systems, components, and other	$338,507	$267,619	$397,526	$1,103,823	$1,063,150
Residential leasing	1,386	1,284	1,322	5,323	10,405
Solar services	1,917	5,903	2,769	15,683	18,671
Total revenue	341,810	274,806	401,617	1,124,829	1,092,226
Cost of revenue:
Solar power systems, components, and other	264,515	233,144	312,352	946,164	913,299
Residential leasing	1,073	1,209	1,406	4,795	7,345
Solar services	1,071	3,313	1,785	6,743	8,104
Total cost of revenue	266,659	237,666	315,543	957,702	928,748
Gross profit	75,151	37,140	86,074	167,127	163,478
Operating expenses:
Research and development	3,275	5,344	7,723	22,381	34,217
Sales, general and administrative	52,510	35,462	42,526	164,703	172,109
Restructuring charges	(134)	(97)	8,001	2,604	14,627
Loss on sale and impairment of residential lease assets	(208)	386	(2,931)	45	25,352
Income from transition services agreement, net	(4,371)	(1,889)	—	(6,260)	—
Gain on business divestiture	124	—	—	(10,334)	(143,400)
Total operating expenses (income)	51,196	39,206	55,319	173,139	102,905
Operating income (loss)	23,955	(2,066)	30,755	(6,012)	60,573
Other income (expense), net:
Interest income	72	104	129	754	2,313
Interest expense	(8,422)	(7,090)	(8,392)	(33,153)	(48,962)
Other, net	415,880	155,457	31,740	692,980	177,084
Other income, net	407,530	148,471	23,477	660,581	130,435
Income before income taxes and equity in earnings of unconsolidated investees	431,485	146,405	54,232	654,569	191,008
Provision for income taxes	(18,833)	(36,725)	(6,435)	(57,549)	(16,509)
Equity in losses of unconsolidated investees	—	—	(1,000)	—	(1,716)
Net income from continuing operations	412,652	109,680	46,797	597,020	172,783
Loss from discontinued operations before income taxes and equity in losses of unconsolidated investees	—	(70,761)	(33,859)	(125,599)	(165,040)
Provision for income taxes	—	6,137	(2,953)	3,191	(10,122)

Equity in earnings (losses) of unconsolidated investees	—	58	(4,008)	(586)	(5,342)
Net loss from discontinued operations, net of taxes	—	(64,566)	(40,820)	(122,994)	(180,504)
Net income (loss)	412,652	45,114	5,977	474,026	(7,721)
Net income (loss) from continuing operations attributable to noncontrolling interests and redeemable noncontrolling interests	(177)	(230)	563	2,335	34,037
Net loss from discontinued operations attributable to noncontrolling interests and redeemable noncontrolling interests	—	(258)	(1,100)	(1,313)	(4,157)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	(177)	(488)	(537)	1,022	29,880
Net income from continuing operations attributable to stockholders	$412,475	$109,450	$47,360	$599,355	$206,820
Net loss from discontinued operations attributable to stockholders	$—	$(64,824)	$(41,920)	$(124,307)	$(184,661)
Net income (loss) attributable to stockholders	$412,475	$44,626	$5,440	$475,048	$22,159

Net income (loss) per share attributable to stockholders - basic:
Continuing operations	$2.42	$0.64	$0.31	$3.53	$1.43
Discontinued operations	$—	$(0.38)	$(0.27)	$(0.73)	$(1.28)
Net income (loss) per share - basic	$2.42	$0.26	$0.04	$2.80	$0.15

Net income (loss) per share attributable to stockholders - diluted:
Continuing operations	$2.08	$0.57	$0.29	$3.11	$1.31
Discontinued operations	$—	$(0.33)	$(0.24)	$(0.63)	$(1.09)
Net income (loss) per share - diluted	$2.08	$0.24	$0.05	$2.48	$0.22

Weighted-average shares:
Basic	170,267	170,113	152,439	169,801	144,796
Diluted	200,132	198,526	178,129	197,242	169,650

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
Cash flows from operating activities:
Net income (loss)	$412,652	$45,114	$5,977	$474,026	$(7,721)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,567	11,927	18,059	48,304	80,081
Stock-based compensation	6,029	6,042	8,008	24,817	26,935
Non-cash interest expense	1,067	1,747	2,005	6,562	9,472
Non-cash restructuring charges	—	—	—	—	5,874
Bad debt expense	(464)	(2,568)	—	534	1,024
Equity in (earnings) losses of unconsolidated investees	—	(58)	5,008	586	7,058
Gain on equity investments with readily determinable fair value	(416,455)	(155,431)	(29,250)	(692,100)	(158,288)
Loss (gain) on retirement of convertible debt	878	(104)	—	(2,182)	—
Loss (gain) on business divestiture	125	—	—	(10,334)	(143,400)
Gain on sale of equity investments without readily determinable fair value	—	—	—	—	(17,275)
Deferred income taxes	17,602	607	4,567	19,241	5,067
Loss (gain) on sale and impairment of residential lease assets	209	386	(2,931)	1,024	33,778
Impairment of property, plant and equipment	—	—	(3,829)	—	777
Gain on sale of assets	—	—	—	—	(25,212)
Changes in operating assets and liabilities:
Accounts receivable	(14,067)	54,119	(20,484)	98,962	(67,218)
Contract assets	10,708	(19,902)	(20,139)	(12,063)	(38,246)
Inventories	(17,701)	(5,382)	(20,311)	(29,808)	(128,404)
Project assets	3,015	703	7,050	(8,187)	(2,188)
Prepaid expenses and other assets	(1,837)	(32,362)	(10,228)	(6,161)	(8,746)
Operating lease right-of-use assets	654	2,112	2,311	10,552	8,530
Long-term financing receivables, net - held for sale	—	—	—	—	(473)
Advances to suppliers	(2,814)	4,267	16,899	13,482	50,191

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
Accounts payable and other accrued liabilities	(3,129)	51,095	15,384	(78,269)	79,394
Contract liabilities	17,842	(3,364)	19,404	(35,976)	27,531
Operating lease liabilities	(1,759)	(2,620)	(1,752)	(10,401)	(8,954)
Net cash provided by (used in) operating activities	15,122	(43,672)	(4,252)	(187,391)	(270,413)
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,403)	(2,369)	(12,295)	(14,577)	(47,395)
Cash paid for solar power systems	(1,134)	(2,747)	(1,458)	(6,528)	(53,284)
Proceeds from sale of assets	—	—	20,000	—	59,970
Cash outflow upon Maxeon Solar Spin-off, net of proceeds	8,996	(140,132)	—	(131,136)	—
Proceeds from maturities of marketable securities	—	6,588	—	6,588	—
Proceeds from business divestiture, net of de-consolidated cash	—	—	—	15,418	40,491
Purchases of marketable securities	—	(1,338)	—	(1,338)	—
Cash outflow from sale of residential lease portfolio	—	—	—	—	(10,923)
Proceeds from sale of distribution rights of debt financing	—	—	1,950	—	1,950
Proceeds from return of capital of equity investments with fair value option	—	—	5,474	7,724	—
Proceeds from sale of investments	133,600	73,290	—	253,039	42,957
Cash paid for investments with fair value option	—	—	—	—	(12,400)
Net cash provided by (used in) investing activities	140,059	(66,708)	13,671	129,190	21,366
Cash flows from financing activities:
Proceeds from bank loans and other debt	32,752	62,233	150,439	216,483	381,928
Repayment of bank loans and other debt	(44,607)	(63,735)	(61,920)	(227,677)	(271,015)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	1,355	—	—	14,789	72,259

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
Repayment of non-recourse commercial and residential financing	(1,813)	(7,231)	—	(9,044)	(2,959)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	324	(302)	4,371	22	31,413
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(1,414)	22	—	(1,392)	(316)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	—	2,790	3,004	—	3,004
Payment for prior business combination	—	—	(30,000)	—	(39,000)
Proceeds of common stock equity offering, net of offering costs	—	—	171,834	—	171,834
Cash paid for repurchase of convertible debt	(239,554)	(8,037)	—	(334,732)	—
Proceeds from issuance of convertible debt	—	200,000	—	200,000	—
Settlement of contingent consideration arrangement, net of cash received	(776)	—	802	(776)	(1,646)
Receipt of contingent asset of a prior business combination	—	11	—	2,245	—
Equity offering costs paid	—	—	—	(928)	—
Purchases of stock for tax withholding obligations on vested restricted stock	(4,387)	(74)	(908)	(12,842)	(5,565)
Net cash (used in) provided by financing activities	(258,120)	185,677	237,622	(153,852)	339,937
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(22)	109	881	200	(373)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(102,961)	75,406	247,922	(211,853)	90,517
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period[1]	349,765	274,359	210,735	458,657	363,763
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period[1]	$246,804	$349,765	$458,657	$246,804	$454,280

Non-cash transactions:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
Costs of solar power systems funded by liabilities	$635	$598	$2,671	$635	$2,671
Costs of solar power systems sourced from existing inventory	$1,018	$—	$21,173	$1,018	$29,206
Property, plant and equipment acquisitions funded by liabilities	$866	$36	$13,745	$866	$13,745
Contractual obligations satisfied with inventory	$—	$—	$1,701	$—	$1,701
Assumption of debt by buyer in connection with sale of residential lease assets	$—	$—	$—	$—	$69,076
Right-of-use assets obtained in exchange of lease obligations[2]	$1,008	$7,875	$7,398	$22,794	$111,142
Derecognition of financing obligations upon business divestiture	$—	$—	$—	$—	$590,884
Assumption of liabilities in connection with business divestiture	$9,056	$9,056	$—	$9,056	$—
Holdbacks in connection with business divestiture	$7,199	$7,199	$—	$7,199	$—
Holdbacks related to the sale of commercial sale-leaseback portfolio	$—	$—	$1,927	$—	$1,927
Receivables in connection with sale of residential lease portfolio	$—	$—	$2,570	$—	$2,570
Aged supplier financing balances reclassified from accounts payable to short-term debt	$—	$39,178	$22,500	$—	$45,352
1"Cash, cash equivalents, restricted cash and restricted cash equivalents" balance consisted of "cash and cash equivalents", "restricted cash and cash equivalents, current portion" and "restricted cash and cash equivalents, net of current portion" financial statement line items on the condensed consolidated balance sheets for the respective periods.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures listed below are: revenue; gross margin; net loss; net loss per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures are useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provide investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analysis. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP gross margin includes adjustments relating to gain/loss on sale and impairment of residential lease assets, impairment of property, plant and equipment, stock-based compensation, and amortization of intangible assets, each of which is described below. In addition to the above adjustments, non-GAAP net loss and non-GAAP net loss per diluted share are adjusted for adjustments relating to mark to market gain on equity investments, litigation, gain on business divestiture, , transaction-related costs, business reorganization costs, restructuring charges (credits), gain on convertible debt repurchased, tax effect of these non-GAAP adjustments, each of which is described below. In addition to the above adjustments, Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments under IFRS that are consistent with the adjustments made in connection with the company’s internal reporting process as part of its status as a consolidated subsidiary of Total SE, our controlling shareholder and a foreign public registrant that reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s performance, and assists in aligning the perspectives of the management with those of Total SE.

•Legacy utility and power plant projects: The company included adjustments related to the revenue recognition of certain utility and power plant projects based on percentage-of-completion accounting and, when relevant, the allocation of revenue and margin to our project development efforts at the time of initial project sale. Under IFRS, such projects were accounted for when the customer obtains control of the promised goods or services which generally results in earlier recognition of revenue and profit than U.S. GAAP. Over the life of each project, cumulative revenue and gross margin are eventually equivalent under both GAAP and IFRS; however, revenue and gross margin is generally recognized earlier under IFRS.

•Legacy sale-leaseback transactions: The company included adjustments related to the revenue recognition on certain legacy sale-leaseback transactions entered into before December 31, 2018, based on the net proceeds received from the buyer-lessor. Under U.S. GAAP, these transactions were accounted for under the financing method in accordance with the applicable accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to our incremental borrowing rate adjusted solely to prevent negative amortization. Under IFRS, such revenue and profit is recognized at the time of sale to the buyer-lessor if certain criteria are met. Upon adoption of IFRS 16, Leases, on December 31, 2018, IFRS is aligned with GAAP.

•Mark-to-market gain in equity investments: The company recognizes adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under GAAP, mark-to-market gains and losses due to changes in stock prices for these securities are recorded in earnings while under IFRS, an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by Total SE. Further, we elected the Fair Value Option (“FVO”) for some of our equity method investments, and we adjust the carrying value of those investments based on their fair market value calculated periodically. Such option is not available under IFRS, and equity method accounting is required for such investments. Management believes that excluding these adjustments on equity investments is consistent with our internal reporting process as part of its status as a consolidated subsidiary of Total SE. and better reflects our ongoing results.

Other Non-GAAP Adjustments

•Gain/loss on sale and impairment of residential lease assets: In fiscal 2018 and 2019, in an effort to deconsolidate all the residential lease assets owned by us, the company sold membership units representing a 49% membership interest in its residential lease business and retained a 51% membership interest. The loss on divestment, including adjustments to contingent consideration shortly after the closure of the transaction, and the remaining unsold residential lease assets impairment with its corresponding depreciation savings are excluded from the company’s non-GAAP results as they are non-recurring in nature and not reflective of ongoing operating results.

•Construction revenue on solar services contracts: Upon adoption of the new lease accounting guidance (“ASC 842”) in the first quarter of fiscal 2019, revenue and cost of revenue on solar services contracts with residential customers are recognized ratably over the term of those contracts, once the projects are placed in service. For non-GAAP results, the company recognizes revenue and cost of revenue upfront based on the expected cash proceeds to align with the legacy lease accounting guidance. Management believes it is appropriate to recognize revenue and cost of revenue upfront based on total expected cash proceeds, as it better reflects the company's ongoing results as such method aligns revenue and costs incurred most accurately in the same period. Starting in second quarter of fiscal 2020, we no longer have this non-GAAP measure.

•Stock-based compensation: Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Amortization of intangible assets: The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, which are not reflective of ongoing operating results.

•Gain on business divestiture: In second quarter of fiscal 2020, the company sold its Operations and Maintenance (“O&M”) contracts business to a third-party buyer. Similarly, in fiscal 2019, the company sold all of its membership interests in certain subsidiaries that own leasehold interests in projects subject to sale-leaseback financing arrangements. In connection with these divestitures, the company recognized gain within its income statement in the period in which the sale was completed. Management believes that it is appropriate to exclude such gain from the company's non-GAAP financial measures as it is not reflective of ongoing operating results.

•Litigation: We may be involved in various instances of litigation, claims and proceedings that result in payments or recoveries. We exclude gains or losses associated with such events because the gains or losses do not reflect our underlying financial results in the period incurred. We also exclude all expenses pertaining to litigation relating to businesses that discontinued as a result of spin-off of Maxeon Solar, for which we are indemnifying them. Management believes that it is appropriate to exclude such charges from our non-GAAP results as they are not reflective of ongoing operating results.

•Transaction-related costs: In connection with material non-recurring transactions such as acquisition or divestiture of a business, the company incurred transaction costs including legal and accounting fees. Management believes that it is appropriate to exclude these costs from the company's non-GAAP results as it is not reflective of ongoing operating results.

•Business reorganization costs: In connection with the reorganization of our business into an upstream and downstream, and subsequent announcement of the separation transaction to separate the Company into two independent, and publicly traded companies, we incurred and expect to continue to incur in upcoming quarters, non-recurring charges on third-party legal and consulting expenses to close the separation transaction. Management believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Non-cash interest expense: The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•Restructuring charges (credits): The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude these from company's non-GAAP results as it is not reflective of ongoing operating results.

•Gain on convertible debt repurchased: In connection with the early repurchase of a portion of our 0.875% Convertible debentures due June 1, 2021, we recognized a gain, represented by the difference between the book value of the convertible debentures, net of the remaining unamortized discount prior to repurchase and the reacquisition price of the convertible notes upon repurchase. Management believes that it is appropriate to exclude these from our non-GAAP results as it is not reflective of ongoing operating results.

•Tax effect: This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense, or tax impact of non-recurring items.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact of the following items during the period:
•Cash interest expense, net of interest income
•Provision for income taxes
•Depreciation

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)
Adjustments to Revenue:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
GAAP revenue	$341,810	$274,806	$401,617	$1,124,829	$1,092,226
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	(207)	(259)
Legacy sale-leaseback transactions	—	—	(44)	—	(44)
Other adjustments:
Construction revenue on solar services contracts	—	—	3,235	5,392	128,144
Non-GAAP revenue	$341,810	$274,806	$404,808	$1,130,014	$1,220,067

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
GAAP gross profit from continuing operations	$75,151	$37,140	$86,074	$167,127	$163,478
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	(34)	993
Legacy sale-leaseback transactions	—	—	(75)	20	(4,763)
Other adjustments:
Construction revenue on solar service contracts	—	—	1,966	4,735	20,018
Loss on sale and impairment of residential lease assets	(485)	(469)	(435)	(1,860)	(1,703)
Stock-based compensation expense	959	623	1,020	2,612	2,390
Amortization of intangible assets	—	1,189	1,783	4,757	7,135
Litigation	—	—	709	—	709
Impairment of property, plant and equipment	567	—	—	567	—
Restructuring (credits) charges	(12)	—	—	(12)	—
Non-GAAP gross profit	$76,180	$38,483	$91,042	$177,912	$188,257

GAAP gross margin (%)	22.0%	13.5%	21.4%	14.9%	15.0%
Non-GAAP gross margin (%)	22.3%	14.0%	22.5%	15.7%	15.4%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
GAAP net income from continuing operations attributable to stockholders	$412,475	$109,450	$47,360	$599,355	$206,820
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	(34)	993
Legacy sale-leaseback transactions	—	—	(75)	20	5,680
Mark-to-market gain on equity investments	(416,456)	(155,431)	(28,250)	(690,818)	(156,345)
Other adjustments:
Construction revenue on solar service contracts	—	—	1,966	4,735	(7,012)
Gain on sale and impairment of residential lease assets	(693)	(83)	(3,366)	(1,815)	25,636
Litigation	3,650	395	714	4,530	714
Stock-based compensation expense	6,167	4,454	6,118	19,554	19,800
Amortization of intangible assets	—	1,189	1,783	4,759	7,135
Gain on business divestiture	53	—	—	(10,476)	(143,400)
Transaction-related costs	177	—	1,723	2,040	5,294
Business reorganization costs	1,537	—	—	1,537	—
Non-cash interest expense	—	—	3	—	3
Restructuring (credits) charges	(146)	(97)	8,039	1,992	14,110
Gain on convertible debt repurchased	540	(104)	—	(2,520)	—
Impairment of property, plant and equipment	567	—	—	567	—
Tax effect	18,700	33,769	385	54,314	2,202
Non-GAAP net loss attributable to stockholders	$26,571	$(6,458)	$36,400	$(12,260)	$(18,370)

Adjustments to Net Income (loss) per diluted share

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
Net income (loss) per diluted share
Numerator:
GAAP net income available to common stockholders[1]	$412,475	$109,450	$47,360	$599,355	$206,820
Add: Interest expense on 4.00% debenture due 2023, net of tax	3,126	3,358	3,358	12,499	13,430
Add: Interest expense on 0.875% debenture due 2021, net of tax	421	467	691	1,824	2,765
GAAP net income available to common stockholders[1]	$416,022	$113,275	$51,409	$613,678	$223,015

Non-GAAP net income (loss) available to common stockholders[1]	$26,571	$(6,458)	$36,400	$(12,260)	$(18,370)

Denominator:
GAAP weighted-average shares	170,267	170,113	152,439	169,801	144,796
Effect of dilutive securities:
Restricted stock units	5,216	3,560	3,565	318	2,729
0.875% debentures due 2021	7,581	7,785	8,203	10,055	8,203
4.00% debentures due 2023	17,068	17,068	13,922	17,068	13,922
GAAP dilutive weighted-average common shares:	200,132	198,526	178,129	197,242	169,650

Non-GAAP weighted-average shares	170,267	170,113	152,439	169,801	144,796
Effect of dilutive securities:
Restricted stock units	5,216	—	3,565	—	—
4.00% debentures due 2023	17,068	—	—	—	—
Non-GAAP dilutive weighted-average common shares[1]	192,551	170,113	156,004	169,801	144,796

GAAP dilutive net income per share - continuing operations	$2.08	$0.57	$0.29	$3.11	$1.31
Non-GAAP dilutive net income (loss) per share - continuing operations	$0.14	$(0.04)	$0.23	$(0.07)	$(0.13)

1In accordance with the if-converted method, net loss available to common stockholders excludes interest expense related to the 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net loss per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net loss per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	January 3, 2021	September 27, 2020	December 29, 2019	January 3, 2021	December 29, 2019
GAAP net income (loss) from continuing operations attributable to stockholders	$412,475	$109,450	$47,360	$599,355	$206,820
Adjustments based on IFRS:
Legacy utility and power plant projects	—	—	—	(34)	993
Legacy sale-leaseback transactions	—	—	(75)	20	5,680
Mark-to-market gain on equity investments	(416,456)	(155,431)	(28,250)	(690,818)	(156,345)
Other adjustments:
Construction revenue on solar service contracts	—	—	1,966	4,735	(7,012)
(Gain) loss on sale and impairment of residential lease assets	(693)	(83)	(3,366)	(1,815)	25,636
Litigation	3,650	395	714	4,530	714
Stock-based compensation expense	6,167	4,454	6,118	19,554	19,800
Amortization of intangible assets	—	1,189	1,783	4,759	7,135
Gain on business divestiture	53	—	—	(10,476)	(143,400)
Transaction-related costs	177	—	1,723	2,040	5,294
Business reorganization costs	1,537	—	—	1,537	—
Non-cash interest expense	—	—	3	—	3
Restructuring (credits) charges	(146)	(97)	8,039	2,592	14,110
Gain on convertible debt repurchased	540	(104)	—	(2,520)	—
Impairment of property, plant and equipment	567	—	—	567	—
Cash interest expense, net of interest income	8,350	6,918	8,263	32,452	33,954
Provision for income taxes	18,834	36,725	6,435	57,550	16,509
Depreciation	3,519	5,156	6,133	16,108	29,049
Adjusted EBITDA	$38,574	$8,572	$56,846	$40,136	$58,940

Q1 2021 GUIDANCE

(in thousands)	Q1 2021
Revenue (GAAP and Non-GAAP)	$270,000-$330,000
Net income (GAAP)	$(20,000)-$(10,000)
Adjusted EBITDA[1]	$10,000-$20,000

1.Estimated Adjusted EBITDA amount above for Q1 2021 includes net adjustments that decrease net income by approximately $7 million related to stock-based compensation expense, $11 million related to restructuring and related charges, $8 million related to interest expense, $2 million related to depreciation expense, and $2 million related to income taxes.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	January 3, 2021
	Revenue				Gross Profit / Margin				Operating expenses					Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$257,932	$79,547	$9,959	$(5,628)	$61,128	$13,559	$(5,300)	$5,764	—	—	—	—	—	—	—	$412,475
Adjustments based on IFRS:
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(416,456)	—	(416,456)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(485)	—	—	—	—	—	—	(208)	—	—	—	(693)
Litigation	—	—	—	—		—	—	—	—	3,650	—	—	—	—	—	3,650
Stock-based compensation expense	—	—	—	—	952	7	—	—	904	4,304	—	—	—	—	—	6,167
Gain on business divestiture	—	—	—	—		—	—	—	—	—	—	—	124	(71)	—	53
Business reorganization costs	—	—	—	—	—	—	—	—	—	1,537	—	—	—	—	—	1,537
Transaction-related costs	—	—	—	—	—	—	—	—	—	177	—	—	—	—	—	177
Restructuring (credits) charges	—	—	—	—	(12)	—	—	—	—	—	(134)	—	—	—	—	(146)
Gain on convertible debt repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	540	—	540
Impairment of property, plant and equipment	—	—	—	—	—	567	—	—	—	—	—	—	—	—	—	567
Tax effect	—	—	—	—	—		—	—	—	—	—	—	—		18,700	18,700
Non-GAAP	$257,932	$79,547	$9,959	$(5,628)	$61,583	$14,133	$(5,300)	$5,764								$26,571

	September 27, 2020
	Revenue				Gross Profit / Margin				Operating expenses					Other income (expense), net	Provision for income taxes	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$197,710	$74,333	$10,056	$(7,293)	$34,625	$3,931	$(3,168)	$1,752	—	—	—	—	—	—	—	$109,450
Adjustments based on IFRS:
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(155,431)	—	(155,431)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(469)	—	—	—	—	—	—	386	—	—	—	(83)
Litigation	—	—	—	—	—	—	—	—	—	395	—	—	—	—	—	395
Stock-based compensation expense	—	—	—	—	623	—	—	—	—	3,831	—	—	—	—	—	4,454
Amortization of intangible assets	—	—	—	—	—	1,189	—	—	—	—	—	—	—	—	—	1,189
Restructuring charges	—	—	—	—	—	—	—	—	—	—	(97)	—	—	—	—	(97)
Gain on convertible debt repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	(104)	—	(104)
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	33,769	33,769
Non-GAAP	$197,710	$74,333	$10,056	$(7,293)	$34,779	$5,120	$(3,168)	$1,752								$(6,458)

	December 29, 2019
	Revenue				Gross Profit / Margin				Operating expenses				Other income (expense), net	Benefit from income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Residential, Light Commercial	Commercial and Industrial Solutions	Others	Intersegment elimination	Research and development	Sales, general and administrative	Restructuring charges	Loss on sale and impairment of residential lease assets
GAAP	$253,483	$87,538	$78,072	$(17,476)	$41,120	$162	$11,511	$33,281	—	—	—	—	—	—	—	—	$47,360
Adjustments based on IFRS:
Legacy sale-leaseback transactions	(44)	—	—	—	(75)	—	—	—	—	—	—	—	—	—	—	—	(75)
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	(29,250)	—	1,000	—	(28,250)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(435)	—	—	—	—	—	—	(2,931)	—	—	—	—	(3,366)
Construction revenue on solar services contracts	3,235	—	—	—	1,966	—	—	—	—	—	—	—	—	—	—	—	1,966
Litigation	—	—	—	—	709	—	—	—	—	5	—	—	—	—	—	—	714
Stock-based compensation expense	—	—	—	—	1,020	—	—	—	—	5,098	—	—	—	—	—	—	6,118
Amortization of intangible assets	—	—	—	—	—	1,783	—	—	—	—	—	—	—	—	—	—	1,783
Transaction-related costs	—	—	—	—	—	—	—	—	—	1,723	—	—	—	—	—	—	1,723
Non-cash interest expense										3							3
Restructuring charges	—	—	—	—	—	—	—	—	—	—	8,039	—	—	—	—	—	8,039
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	385	—	—	385
Non-GAAP	$256,674	$87,538	$78,072	$(17,476)	$44,305	$1,945	$11,511	$33,281									$36,400

TWELVE MONTHS ENDED

	January 3, 2021
	Revenue				Gross Profit / Margin				Operating expenses					Other income (expense), net	Benefit from income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential. Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential. Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$842,681	$255,018	$65,574	$(38,444)	$150,596	$23,368	$(24,205)	$17,368	—	—	—	—	—	—	—	—	—	$599,355
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(207)	—	—	—	(34)	—	—	—	—	—	—	—	—	—	—	—	(34)
Legacy sale-leaseback transactions	—	—	—	—	20	—	—	—	—	—	—	—	—	—	—	—	—	20
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(690,818)	—	—	—	(690,818)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(1,860)	—	—	—	—	—	—	45	—	—	—	—	—	(1,815)
Construction revenue on solar services contracts	5,392	—	—	—	4,735	—	—	—	—	—	—	—	—	—	—	—	—	4,735
Litigation	—	—	—	—	—	—	—	—	—	4,530	—	—	—	—	—	—	—	4,530
Stock-based compensation expense	—	—	—	—	2,605	7	—	—	904	16,038	—	—	—	—	—	—	—	19,554
Amortization of intangible assets	—	—	—	—	—	4,759	—	—	—	—	—	—	—	—	—	—	—	4,759
Gain on business divestiture	—	—	—	—	—	—	—	—	—	—	—	—	(10,334)	(142)	—	—	—	(10,476)
Business reorganization costs	—	—	—	—	—	—	—	—	—	1,537	—	—	—	—	—	—	—	1,537
Gain on convertible notes repurchased	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,520)	—	—	—	(2,520)
Transaction-related costs	—	—	—	—	—	—	—	—	—	2,040	—	—	—	—	—	—	—	2,040
Restructuring (credits) charges	—	—	—	—	(12)	—	—	—	—	—	2,004	—	—	—	—	—	—	1,992
Impairment of property, plant and equipment	—	—	—	—	—	567	—	—	—	—	—	—	—	—	—	—	—	567
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	54,314	—	—	54,314
Non-GAAP	$848,073	$254,811	$65,574	$(38,444)	$156,084	$28,667	$(24,205)	$17,368										$(12,260)

	December 29, 2019
	Revenue				Gross Profit / Margin				Operating expenses					Other income (expense), net	Benefit from income taxes	Equity in earnings of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential. Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Residential. Light Commercial	Commercial and Industrial Solutions	Others	Intersegment eliminations	Research and development	Sales, general and administrative	Restructuring charges	(Gain)/loss on sale and impairment of residential lease assets	Gain on business divestiture
GAAP	$735,753	$243,570	$156,615	$(43,712)	$92,083	$(981)	$39,569	$32,807	—	—	—	—	—	—	—	—	—	$206,820
Adjustments based on IFRS:
Legacy utility and power plant projects	—	(259)	—	—	—	993	—	—	—	—	—	—	—	—	—	—	—	993
Legacy sale-leaseback transactions	(44)	—	—	—	(4,763)	—	—	—	—	—	—	—	—	10,443	—	—	—	5,680
Mark-to-market gain on equity investments	—	—	—	—	—	—	—	—	—	—	—	—	—	(157,345)	—	1,000	—	(156,345)
Other adjustments:
(Gain)/loss on sale and impairment of residential lease assets	—	—	—	—	(1,703)	—	—	—	—	—	—	33,779	—	—	—	—	(6,440)	25,636
Construction revenue on solar services contracts	128,144	—	—	—	20,018	—	—	—	—	—	—	—	—	—	—	—	(27,030)	(7,012)
Litigation	—	—	—	—	709	—	—	—	—	5	—	—	—	—	—	—	—	714
Stock-based compensation expense	—	—	—	—	2,390	—	—	—	—	17,410	—	—	—	—	—	—	—	19,800
Amortization of intangible assets	—	—	—	—	—	7,135	—	—	—	—	—	—	—	—	—	—	—	7,135
Gain on business divestiture	—	—	—	—	—	—	—	—	—	—	—	—	(143,400)	—	—	—	—	(143,400)
Transaction-related costs	—	—	—	—	—	—	—	—	—	5,294	—	—	—	—	—	—	—	5,294
Non-cash interest expense	—	—	—	—	—	—	—	—	—	3	—	—	—	—	—	—	—	3
Restructuring charges	—	—	—	—	—	—	—	—	—	—	14,110	—	—	—	—	—	—	14,110
Tax effect	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,202	—	—	2,202
Non-GAAP	$863,853	$243,311	$156,615	$(43,712)	$108,734	$7,147	$39,569	$32,807										$(18,370)